SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 8, 2008

LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

                                                                    Maryland
(State or Other Jurisdiction of Incorporation)

1-12386	13-371318
(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200
(Registrant's Telephone Number, Including Area Code)

                                                        n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 8, 2008, the Compensation Committee of the Board of Trustees of Lexington Realty Trust (the “Trust”) approved 2007 annual cash incentive awards, 2007 long-term incentive awards and 2008 salaries for the Trust’s executive officers.  The Compensation Committee retained an independent compensation consultant to perform a competitive benchmarking analysis of the Trust’s 2007 executive compensation program, which was adopted on February 6, 2007, and those of the Trust’s “peers” and make recommendations with respect to the Trust’s 2007 executive compensation program and executive base salaries for 2008.  Detailed descriptions of the Trust’s 2007 executive compensation program are set forth in the Trust’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2007 and the Trust’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 13, 2007.

2007 Annual Cash Incentive Awards

The Trust’sexecutive officers were eligible for two annual cash incentives that, in the aggregate, could have provided an incentive opportunity equal to 50%, 100% or 150% of base salary. The first annual cash incentive was equal to 75% of the aggregate opportunity and was measured by growth in cash available for distribution, which we refer to as “CAD.” The threshold, target and high performance metrics were 5%, 7% and 9% of 2007 CAD growth, respectively. The second annual cash incentive was equal to 25% of the aggregate opportunity and was discretionary and based on individual/subjective criteria. While each executive officer was entitled to and granted the first annual cash incentive, not each executive officer was entitled to the full amount of the second discretionary cash incentive.

Name and Title	Actual 2007 Annual Cash Incentive Award	Maximum 2007 Annual Cash Incentive Opportunity
T. Wilson Eglin – Chief Executive Officer, President and Chief Operating Officer	$825,000	$825,000
Patrick Carroll – Executive Vice President, Chief Financial Officer and Treasurer	$540,000	$540,000
Michael L. Ashner – Executive Chairman and Director of Strategic Acquisitions	$393,000	$675,000
E. Robert Roskind – Co-Vice Chairman	$393,000	$675,000
Richard J. Rouse – Co-Vice Chairman and Chief Investment Officer	$505,000	$712,500

A portion of the annual cash incentive equal to one twenty-fourth of the executive’s base salary was paid in cash pursuant to existing company practice on December 15, 2007. The remainder of the annual cash incentive is payable on January 15, 2008.

2007 Annual Long-Term Incentive Awards

The Trust’s executive officers were eligible for two annual long-term incentives that, in the aggregate, could have provided an incentive opportunity equal to 62.5%, 125% or 187.5% of base salary. The first incentive was equal to 75% of the aggregate opportunity and was measured in accordance with the following performance criteria and weighted according to the following percentages: (1) 50% on CAD growth for 2007; (2) 12.5% on absolute total shareholder return; and (3) 12.5% on relative total shareholder return. For each performance criteria, the Compensation Committee has established threshold, target and high performance metrics. The second incentive was equal to 25% of the aggregate opportunity and was discretionary and based on continuous employment.  While each executive officer was entitled to and granted an award equal to 50% of base salary for meeting the high CAD growth metric, no executive officer was entitled to (1) any amount for the total shareholder return metrics and (2) the full amount for the discretionary component.

Name and Title	Actual Value of 2007 Annual Long-Term Incentive Award	Maximum Value of 2007Annual Long-Term Incentive Opportunity
T. Wilson Eglin – Chief Executive Officer, President and Chief Operating Officer	$575,000	$1,031,250
Patrick Carroll – Executive Vice President, Chief Financial Officer and Treasurer	$550,000	$675,000
Michael L. Ashner – Executive Chairman and Director of Strategic Acquisitions	$327,000	$843,750
E. Robert Roskind – Co-Vice Chairman	$327,000	$843,750
Richard J. Rouse – Co-Vice Chairman and Chief Investment Officer	$420,000	$890,625

A form of each non-vested share award agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.  This Current Report describes certain terms of these non-vested share award agreements, and such descriptions are qualified in their entirety by reference to the full text of such agreements.  Pursuant to the non-vested share award agreement, the long-term incentive awards vest as follows: 25% on January 8, 2008; 25% on January 8, 2009; 25% on January 8, 2010; and 25% on January 8, 2011. The vesting of the non-vested common shares may accelerate upon certain events in accordance with the non-vested share agreements and each executive’s respective employment agreement.

The number of non-vested common shares issued was determined by dividing (x) the actual value of the annual long-term incentive award by (y) the closing price of the common shares on the New York Stock Exchange on December 31, 2007 ($14.54 per share).  The non-vested common shares are entitled to voting rights and receive dividends.

2008 Base Salaries

The Compensation Committee approved the following annual base salaries for calendar year 2008 for the Trust’s executive officers, which, with the exception of Patrick Carroll, remain unchanged from calendar year 2007:

Name and Title	2007 Base Salary	2008 Base Salary
T. Wilson Eglin – Chief Executive Officer, President and Chief Operating Officer	$550,000	$550,000
Patrick Carroll – Executive Vice President, Chief Financial Officer and Treasurer	360,000	375,000
Michael L. Ashner – Executive Chairman and Director of Strategic Acquisitions	450,000	450,000
E. Robert Roskind – Co-Vice Chairman	450,000	450,000
Richard J. Rouse – Co-Vice Chairman and Chief Investment Officer	475,000	475,000

Item 9.01.  Financial Statements and Exhibits

    (a)    Not applicable

    (b)    Not applicable

    (c)    Not applicable

    (d)    Exhibits

          10.1    Form of 2007 Annual Long-Term Incentive Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: January 11, 2008	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Exhibit Index

10.1	Form of 2007 Annual Long-Term Incentive Award Agreement